UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2010

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Milpitas Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 12, 2010, DayStar Technologies, Inc. (the “Company”) received a letter from Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market notifying the Company that the Staff has determined that the Company violated the shareholder approval requirements of Listing Rules 5635(c) and 5635(d). The Staff determined that the Company issued convertible notes and warrants in violation of these rules because (i) the issuances to officers and directors at a discount is considered equity compensation under Rule 5635(c) and (ii) the potential issuance of common stock upon conversion of the notes and exercise of the warrants is greater than 20% at discounted price in violation of Rule 5635(d).

In addition, on November 17, 2010, the Company received an additional letter from the Staff of the The Nasdaq Stock Market notifying the Company that the Staff has determined that the Company failed to meet the Continued Listing Standard for Primary Equity Securities set forth in Listing Rule 5550(b). This occurred because the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 reported stockholders’ equity of $2,416,061, and Rule 5550(b) requires the Company to have at least $2,500,000 of stockholders’ equity.

Under Nasdaq rules, the Company has until December 27, 2010 to submit a plan to regain compliance with Rule 5635, and the Company has until January 3, 2011 to submit a plan to regain compliance with Rule 5550. The Company has filed a preliminary proxy statement with the Securities and Exchange Commission seeking approval of the issuance of shares upon conversion of the notes and the exercise of the warrants. The Company intends to take the appropriate steps to regain compliance with all Nasdaq rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: November 18, 2010	By	/s/ Magnus Ryde
Magnus Ryde
Chief Executive Officer